Exhibit 4.4

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This FIFTH AMENDED AND RESTATED Shareholders Agreement (this “Agreement”) is made and entered into as of September 29, 2018, by and among:

1.	TuanChe Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.	WW Long Limited, a company organized and existing under the laws of the British Virgin Islands (the “BVI 1”);

3.	Sunzhiyuan Limited, a company organized and existing under the laws of the British Virgin Islands (the “BVI 2”);

4.	Xukanghui Limited, a company organized and existing under the laws of the British Virgin Islands (the “BVI 3”);

5.	Duyixuan Limited, a company organized and existing under the laws of the British Virgin Islands (the “BVI 4”);

6.	First Aqua Inc., a company organized and existing under the laws of the British Virgin Islands (the “BVI 5”, collectively with BVI 1, BVI 2, BVI 3 and BVI 4, the “BVI Companies”);

7.	Dreamsome Limited, a company organized and existing under the laws of the British Virgin Islands (“Dreamsome”);

8.	China Best Reach Co. Limited, a company organized and existing under the laws of the British Virgin Islands (“China Best”);

9.	Best Cars Limited, a company organized and existing under the laws of the British Virgin Islands;

10.	TuanChe Information Limited, a company organized and existing under the laws of Hong Kong (the “HK Co.”);

11.	Tuanyuan Internet Technology(Beijing) Co., Ltd. (团圆网络科技(北京)有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (the “PRC”), as the wholly-owned subsidiary of the HK Co. (the “WFOE”);

12.	Tuanche Internet Information Service (Beijing) Co., Ltd. (团车互联网信息服务(北京)有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Tuanche”);

13.	Each of the persons as set forth in Schedule A attached hereto (collectively, the “Founders” and each a “Founder”);

14.	Each of the entities as set forth in Schedule B-1 attached hereto (collectively, the “Series A Investors”, and each a “Series A Investor”);

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15.	Each of the entities as set forth in Schedule B-2 attached hereto (collectively, the “Series B-1 Investors”, and each a “Series B-1 Investor”);

16.	Each of the entities as set forth in Schedule C-1 attached hereto (collectively, the “Series B-2 Investors”, and each a “Series B-2 Investor”);

17.	Each of the entities as set forth in Schedule C-2 attached hereto (collectively, the “Series C Investors”, and each a “Series C Investor”);

18.	Each of the entities as set forth in Schedule C-3 attached hereto (collectively, the “Series C+ Investors”, and each a “Series C+ Investor”);

19.	Each of the entities as set forth in Schedule C-3 attached hereto (collectively, the “Series C-4 Investors”, and each a “Series C-4 Investor”);

20.	Each of the entities as set forth in Schedule D-1 attached hereto (collectively, the “Series D-1 Investors”, and each a “Series D-1 Investor”); and

21.	Beijing Z-Park Fund Investment Center (Limited Partner)(北京中关村并购母基金投资中心(有限合伙)), a limited partner organized and existing under the laws of the PRC (the “Series D-2 Investor”, collectively with the Series D-1 Investors, the “Series D Investors”, and each a “Series D Investor”).

The Series A Investors, the Series B-1 Investors, the Series B-2 Investors, the Series C Investors, Series C+ Investors, Series C-4 Investors and Series D Investors are referred to collectively herein as the “Investors”, and each, an “Investor”.

The Company, the HK Co., the WFOE, Beijing Tuanche and their Subsidiaries (as defined below) are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The WFOE, Beijing Tuanche and their Subsidiaries are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”.

For the purpose of this Agreement, unless otherwise required by the context: (a) the term “Affiliate” means, (i) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons; (b) the term “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity; (c) the term “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; and the term “Controlled” has the meaning correlative to the foregoing; and (d) the term “Subsidiaries” means with respect to a specific Person, (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) of whose interests in the profits or capital of such Person are owned or Controlled directly or indirectly by the subject Person or through one (1) or more Subsidiaries of the subject Person; (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject Person and are recorded on the books of the subject Person for financial reporting purposes in accordance with the generally accepted accounting principles in the United States of America in effect from time to time (the “U.S. GAAP”) or International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis (the “IFRS”); or (iii) any Person with respect to which the subject Person has the power to otherwise direct the business and policies of that Person directly or indirectly through another subsidiary.

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RECITALS

A.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders and the Series D-2 Investor have entered into certain Series D-2 Preferred Shares Purchase Agreements in July 27, 2018 (the “Series D-2 Share Purchase Agreement”), under which the Company shall issue and allot an aggregate of 20,630,925 series D-2 convertible preferred shares, par value US$0.0001 per share (“Series D-2 Preferred Shares”, together with the Series D-1 Preferred Shares, the “Series D Preferred Shares”) to the Series D-2 Investor.

B.           the Company has issued a Warrant dated October 31, 2017 to China Equities HK Limited (the “Warrant”) at an exchange price (as defined in the Warrant) of US$0.6482917 per share, pursuant to which China Equities HK Limited is entitled to exchange or exercise this Warrant to subscribe for up to 670,814 Series C-2 Preferred Shares (as adjusted pursuant to share dividend, split, combination, recapitalization and other similar transactions) in accordance with the terms of the Warrant, and China Equities HK Limited has exchanged its Warrant for 483,702 fully paid, validly issued Series C-2 Preferred Shares (as defined below) covered by the Warrant in accordance with the terms thereof.

C.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders and the Series D-1 Investors have entered into certain Series D-1 Preferred Shares Purchase Agreements dated June 13, 2018 (the “Series D-1 Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 10,046,551 series D-1 convertible preferred shares, par value US$0.0001 per share (“Series D-1 Preferred Shares”) to the Series D-1 Investors.

D.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders and the Series C-4 Investors have entered into a Series C-4 Preferred Shares Purchase Agreement dated June 13, 2018 (the “Series C-4 Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 7,569,628 series C-4 convertible preferred shares, par value US$0.0001 per share (all series C-4 convertible preferred shares of the Company are referred to herein as the “Series C-4 Preferred Shares”) to the Series C-4 Investors.

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E.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders, the Series C+ Investors and other parties named thereto have entered into a Series C+ Preferred Shares Purchase Agreement dated June 16, 2017 (the “Series C+ Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 12,593,555 series C+ convertible preferred shares, par value US$0.0001 per share (all series C+ convertible preferred shares of the Company are referred to herein as the “Series C+ Preferred Shares”) to the Series C+ Investors.

F.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders, certain Series C Investors and other parties named thereto have entered into a Series C Preferred Shares Purchase Agreement dated August 5, 2014 (the “Series C Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 3,427,812 series C-1 convertible preferred shares, par value US$0.0001 per share (“Series C-1 Preferred Shares”), and 33,408,715 series C-2 convertible preferred shares, par value US$0.0001 per share (“Series C-2 Preferred Shares” and together with the Series C-1 Preferred Shares, the “Series C Preferred Shares”), to such Series C Investors.

G.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders, the Series B-2 Investors and other parties named thereto have entered into a Series B-2 Preferred Shares Purchase Agreement dated September 30, 2013 (the “Series B-2 Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 22,742,215 series B-2 convertible preferred shares, par value US$0.0001 per share (all series B-2 convertible preferred shares of the Company are referred to herein as the “Series B-2 Preferred Shares”) to the Series B-2 Investors.

H.           The Company, the BVI Companies, Dreamsome, China Best, the HK Co., the WFOE, Beijing Tuanche, the Founders, the Series A Investors and other parties named thereto have entered into a Series A Preferred Shares Purchase Agreement dated March 6, 2013 (the “Series A Share Purchase Agreement”), under which the Company has issued and allotted an aggregate of 19,798,750 series A convertible preferred shares, par value US$0.0001 per share (all series A convertible preferred shares of the Company are referred to herein as the “Series A Preferred Shares”) to the Series A Investors.

I.            The Series A Investors exercised certain rights under the Series A Share Purchase Agreement to purchase 12,428,343 series B-1 preferred shares par value US$ 0.0001 per share of the Company at the closing contemplated by the Series B-2 Shares Purchase Agreement (all series B-1 convertible preferred shares of the Company are referred to herein as the “Series B-1 Preferred Shares”, together with the Series D Preferred Shares, Series C-4 Preferred Shares, Series C+ Preferred Shares ,the Series C Preferred Shares, the Series A Preferred Shares and the Series B-2 Preferred Shares, the “Preferred Shares”) via entering into a Subscription Agreement (the “Series B-1 Share Purchase Agreement”) with relevant parities.

J.            The Company has re-designated the authorized ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”) into (i) authorized class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”), and (ii) authorized class B ordinary shares, par value US$0.0001 per share, of the Company (the “Class B Ordinary Shares”), the rights, privileges and restrictions of which are set forth in the Restated Articles (as defined below) of the Company.

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K.          The Group Companies, the BVI Companies, Dreamsome, China Best, the Founders, the Series D-1 Investors, the Series C+ Investors, certain Series C Investors, the Series B-2 Investors, the Series B-1 Investors and the Series A Investors have entered into an Fourth Amended and Restated Shareholders Agreement dated June 13, 2018 (the “Prior SHA”).

L.           In connection with the consummation of the transactions contemplated by the Series D-2 Share Purchase Agreement, the parties hereto desire to enter into this Agreement and the Ancillary Agreements (as defined in the Series D-2 Share Purchase Agreement) to terminate, supersede and replace in its entirety the Prior SHA and for the governance, management and operations of the Group Companies and for the rights and obligations between and among the parties hereto.

M.         The Series D-2 Share Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Series D-2 Share Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.	Information and Inspection Rights.

(a)          Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver to each holder of the Preferred Shares (each a “Preferred Shareholder”):

(i)          audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, prepared in conformance with the PRC generally accepted accounting principles (“PRC GAAP”), U.S. GAAP or IFRS and audited by internationally-recognized accounting firms acceptable to the Investors;

(ii)         unaudited quarterly consolidated financial statements of the Group Companies, within sixty (60) days after the end of each quarter, prepared in conformance with the PRC GAAP, U.S. GAAP or IFRS;

(iii)        unaudited monthly consolidated financial statements (including headcount information) of the Group Companies, within thirty (30) days after the end of each month, prepared in conformance with the PRC GAAP, U.S. GAAP or IFRS;

(iv)        an annual capital expenditure, operations budget, strategic plan and monthly projected financial statements of the Group Companies for the following fiscal year, within sixty (60) days prior to the end of each fiscal year;

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(v)         copies of all Company documents or other Company information sent to any shareholder;

(vi)        upon the written request by any holder of Preferred Shares, such other information as such holder of Preferred Shares shall reasonably request from time to time (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such holder of Preferred Shares pursuant to this Section 1.1(a) shall include at least an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year-to-date and the analysis comparing the actual fiscal results to the annual budget, and shall be prepared in English and Chinese, and shall be prepared in conformance with the PRC GAAP, U.S. GAAP or IFRS (as requested by the holder of Preferred Shares).

(b)          Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each holder of Preferred Shares shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsels and investment bankers, and (iii) the right to appoint independent auditor to examine the accounts of the Group Companies (the auditing expense shall be borne by the Group Companies) (the “Inspection Rights”).

(c)          Information and Inspection Rights to China Best. Subject to the limitations and restrictions to the Information Rights and Inspection Rights as set forth in this Agreement, China Best shall be entitled to all Information Rights and Inspection Rights to which holders of Preferred Shares are entitled as set forth in this Section 1.1.

(d)          Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a firm commitment underwritten public offering of the ordinary shares of the Company in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”), or in a similar public offering of the Ordinary Shares of the Company in Hong Kong or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange (an “Initial Public Offering”) or in the event that a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company is acquired by a listed company of the aforementioned securities exchanges via issuance of new stocks whereby the Control of such listed company is acquired by the Company (a “Listed Company’s Acquisition”); provided that such offering in terms of regulatory approval is reasonably equivalent to the aforementioned public offering in the United States and such offering or acquisition is subject to the prior written approval of the holders of Preferred Shares.

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1.2.        Board of Directors. The Sixth Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) shall provide that the Board of the Company shall consist of eight (8) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles ;

(a)          Beijing Z-Park Fund Investment Center (Limited Partner) (the “ZPF”) (so long as it continues to hold shares in the Company) shall be entitled to appoint and remove one (1) director (the “Series D Investor Director”), initially to be Liu Zhishuo;

(b)          AlphaX Partners Fund I, L.P. (the “ALPHAX”) (so long as it continues to hold shares in the Company) shall be entitled to appoint and remove one (1) director (the “Series C+ Investor Director”), initially to be Yao Yaping;

(c)          Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership, Highland Entrepreneurs’ Fund 9 Limited Partnership (collectively, the “Highland”) (so long as any of them continues to hold shares in the Company) shall be entitled to jointly appoint and remove one (1) director (the “Series C Investor Director”), initially to be Hong Chuan Thor;

(d)          BAI GmbH (“BAI”) (so long as it continues to hold shares in the Company) shall be entitled to appoint and remove one (1) director (the “Series B-2 Investor Director”), initially to be Long Yu;

(e)          the Series A Investors and Series B-1 Investor (so long as any of them continues to hold shares in the Company) shall be entitled to jointly appoint and remove one (1) director (the “Series A Investor Director”, together with the Series D Investor Director, the Series C+ Investor Director, the Series C Investor Director and the Series B-2 Investor Director, the “Investor Directors”), initially to be Zhao Yang;

(f)           PUHUA GROUP LTD (so long as it continues to hold shares in the Company) shall be entitled to appoint and remove one (1) board observer; and

(g)          the BVI Companies (so long as any of them continues to hold shares in the Company) shall be entitled to jointly appoint and remove three (3) directors (the “Ordinary Directors”), initially to be WEN Wei and SUN Jianchen, one of whom shall be CEO of the Company; and subject to the provisions of Section 8.2 below, each of the Ordinary Directors shall have two (2) votes for each of the matters submitted to the Board of Directors. For the avoidance of doubt, in the event there are two (2) Ordinary Directors, then the Wen Wei shall have four (4) votes and the other one (1) Ordinary Director shall have two (2) votes.

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than six (6) directors, which directors in each case shall include all of the Investor Directors. If within two (2) hours from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, and if at the adjourned meeting there are present within one (1) hour from the time appointed for the meeting in person or by proxy not less than a majority of the votes of the directors entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof or otherwise in the performance of their duties.

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1.3.        Board of the PRC Companies and the HK Co. Upon the request of any Investor, each of the other Group Companies shall have the same number of directors as the Company, and the Investors shall be entitled to appoint the same number of directors to each of the other Group Companies as they are entitled to appoint to the Company.

2.	REGISTRATION RIGHTS.

2.1.        Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange. In addition, the Company’s insider trading policy will provide that directors may implement 10b5-1 trading plans on a basis approved by the Investors.

2.2.        Definitions. For purposes of this Section 2:

(a)          Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)          Registrable Securities. The term “Registrable Securities” means Series A Registrable Securities, Series B-2 Registrable Securities, Series C Registrable Securities, Series C+ Registrable Securities and/or Series D Registrable Securities.

(c)          Series A Registrable Securities. The term “Series A Registrable Securities” means (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series A Preferred Shares and Series B-1 Preferred Shares issued (A) under the Series A Share Purchase Agreement and Series B-1 Shares Purchase Agreement, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series A Preferred Shares and Series B-1 Preferred Shares described in clause (1) of this subsection (c), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Series A Preferred Shares and Series B-1 Preferred Shares, (4) any Ordinary Shares held by China Best and (5) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Series A Registrable Securities” shall exclude any Series A Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Series A Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, Series A Registrable Securities shall not include Series B-2 Registrable Securities, Series C Registrable Securities, Series C+ Registrable Securities or Series D Registrable Securities.

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(d)          Series B-2 Registrable Securities. The term “Series B-2 Registrable Securities” means (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series B-2 Preferred Shares issued (A) under the Series B-2 Share Purchase Agreement, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series B-2 Preferred Shares described in clause (1) of this subsection (d), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Series B-2 Preferred Shares, and (4) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Series B-2 Registrable Securities” shall exclude any Series B-2 Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Series B-2 Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, Series B-2 Registrable Securities shall not include Series A Registrable Securities, Series C Registrable Securities, Series C+ Registrable Securities or Series D Registrable Securities.

(e)          Series C Registrable Securities. The term “Series C Registrable Securities” means (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series C Preferred Shares issued (A) under the Series C Share Purchase Agreement and the Warrant, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series C Preferred Shares described in clause (1) of this subsection (e), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Series C Preferred Shares, and (4) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Series C Registrable Securities” shall exclude any Series C Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Series C Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, Series C Registrable Securities shall not include Series A Registrable Securities, Series B-2 Registrable Securities, Series C+ Registrable Securities or Series D Registrable Securities.

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(f)           Series C+ Registrable Securities. The term “Series C+ Registrable Securities” means (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series C+ Preferred Shares and Series C-4 Preferred Shares issued (A) under the Series C+ Share Purchase Agreement and/or Series C-4 Share Purchase Agreement, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series C+ Preferred Shares and/or Series C-4 Preferred Shares described in clause (1) of this subsection (f), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Series C+ Preferred Shares and/or Series C-4 Preferred Shares, and (4) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Series C+ Registrable Securities” shall exclude any Series C+ Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Series C+ Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, Series C+ Registrable Securities shall not include Series A Registrable Securities, Series B-2 Registrable Securities, Series C Registrable Securities or Series D Registrable Securities.

(g)          Series D Registrable Securities. The term “Series D Registrable Securities” means (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series D Preferred Shares issued (A) under the Series D-1 Share Purchase Agreement and/or any Series D-2 Share Purchase Agreement (if applicable), or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series D Preferred Shares described in clause (1) of this subsection (f), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Series D Preferred Shares, and (4) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Series D Registrable Securities” shall exclude any Series D Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Series D Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, Series D Registrable Securities shall not include Series A Registrable Securities, Series B-2 Registrable Securities, Series C Registrable Securities or Series C+ Registrable Securities.

(h)          Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the Series A Registrable Securities then Outstanding and/or Series B-2 Registrable Securities then Outstanding and/or Series C Registrable Securities and/or Series C+ Registrable Securities and/or Series D Registrable Securities then Outstanding.

(i)           Series A Registrable Securities Then Outstanding. The number of shares of “Series A Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Series A Registrable Securities and are then issued and outstanding, issuable upon conversion of Series A Preferred Shares and/or Series B-1 Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

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(j)           Series B-2 Registrable Securities Then Outstanding. The number of shares of “Series B-2 Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Series B-2 Registrable Securities and are then issued and outstanding, issuable upon conversion of Series B-2 Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(k)          Series C Registrable Securities Then Outstanding. The number of shares of “Series C Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Series C Registrable Securities and are then issued and outstanding, issuable upon conversion of Series C Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(l)           Series C+ Registrable Securities Then Outstanding. The number of shares of “Series C+ Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Series C+ Registrable Securities and are then issued and outstanding, issuable upon conversion of Series C+ Preferred Shares and/or Series C-4 Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(m)         Series D Registrable Securities Then Outstanding. The number of shares of “Series D Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Series D Registrable Securities and are then issued and outstanding, issuable upon conversion of Series D Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(n)          Holder. For purposes of this Section 2, the term “Holder” means Series A Holder, Series B-2 Holder, Series C Holder, Series C+ Holder and/or Series D Holder.

(o)          Series A Holder. For purposes of this Section 2, the term “Series A Holder” means any person owning or having the rights to acquire Series A Registrable Securities or any permitted assignee of record of such Series A Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(p)          Series B-2 Holder. For purposes of this Section 2, the term “Series B-2 Holder” means any person owning or having the rights to acquire Series B-2 Registrable Securities or any permitted assignee of record of such Series B-2 Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(q)          Series C Holder. For purposes of this Section 2, the term “Series C Holder” means any person owning or having the rights to acquire Series C Registrable Securities or any permitted assignee of record of such Series C Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

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(r)           Series C+ Holder. For purposes of this Section 2, the term “Series C+ Holder” means any person owning or having the rights to acquire Series C+ Registrable Securities or any permitted assignee of record of such Series C+ Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(s)          Series D Holder. For purposes of this Section 2, the term “Series D Holder” means any person owning or having the rights to acquire Series D Registrable Securities or any permitted assignee of record of such Series D Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(t)           Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(u)          SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(v)          Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, or any legal counsel incurred by the Holders as requested by the Company, underwriters or counsels of the Company and underwriters, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(w)         Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(x)          Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

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2.3.	Demand Registration.

(a)          Request by Holders. If the Company shall, at any time after the earlier of (i) the fifth (5th) anniversary of the date of this Agreement or (ii) one hundred eighty (180) days following the taking effect of a registration statement for a first firm-commitment underwritten initial public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the SEC under the Securities Act or another governmental authority for a registration in a jurisdiction other than the United States (the “IPO”), receive a written request from the Series A Holders of at least 50% of the Series A Registrable Securities then Outstanding, or the Series B-2 Holders of at least 50% of the Series B-2 Registrable Securities then Outstanding, or the Series C Holders of at least 50% of the Series C Registrable Securities then Outstanding, or the Series C+ Holders of at least 50% of the Series C+ Registrable Securities then Outstanding, or the Series D Holders of at least 50% of the Series D Registrable Securities then Outstanding, that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed US$5,000,000) of the Series A Registrable Securities, or the Series B-2 Registrable Securities, or the Series C Registrable Securities, or the Series C+ Registrable Securities, or the Series D Registrable Securities, as applicable pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) Registrations upon request the Series A Holders pursuant to this Section 2.3, no more than two (2) Registrations upon request of the Series B-2 Holders pursuant to this Section 2.3, no more than two (2) Registrations upon request of the Series C Holders pursuant to this Section 2.3, no more than two (2) Registrations upon request of the Series C+ Holders pursuant to this Section 2.3, and no more than two (2) Registrations upon request of the Series D Holders pursuant to this Section 2.3, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

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(b)          Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)          Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

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2.4.	Piggyback Registrations.

(a)          The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series A Preferred Shares or Series B-1 Preferred Shares without the consent in writing of the Holders of shares carrying at least fifty percent (50%) of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares or Ordinary Shares issued upon conversion of the Series A Preferred Shares or Series B-1 Preferred Shares or a combination of such Series A Preferred Shares, Series B-1 Preferred Shares and Ordinary Shares; and no Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series B-2 Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the then outstanding Series B-2 Preferred or Ordinary Shares issued upon conversion of the Series B-2 Preferred Shares or a combination of such Series B-2 Preferred Shares and Ordinary Shares; and no Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series C Preferred Shares without the consent in writing of the Holders of shares carrying at least fifty percent (50%) of the voting power of the then outstanding Series C Preferred Shares or Ordinary Shares issued upon conversion of the Series C Preferred Shares or a combination of such Series C Preferred Shares and Ordinary Shares; no Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series C+ Preferred Shares and Series C-4 Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares or Ordinary Shares issued upon conversion of the Series C+ Preferred Shares or Series C-4 Preferred Shares or a combination of such Series C+ Preferred Shares, Series C-4 Preferred Shares and Ordinary Shares; and no Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series D Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the then outstanding Series D Preferred or Ordinary Shares issued upon conversion of the Series D Preferred Shares or a combination of such Series D Preferred Shares and Ordinary Shares.

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(b)          Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)          Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.        Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)          Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)          Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)          if Form F-3 is not available for such offering by the Holders;

(ii)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

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(iii)        if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv)        if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(a); or

(v)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)          Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.        Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Series A Holders of a majority of the Series A Registrable Securities to be registered (if the Series A Holders were the Initiating Holders), or at the request of the Series B-2 Holders of a majority of the Series B-2 Registrable Securities to be registered (if the Series B-2 Holders were the Initiating Holders), or at the request of the Series C Holders of a majority of the Series C Registrable Securities to be registered (if the Series C Holders were the Initiating Holders), or at the request of the Series C+ Holders of a majority of the Series C+ Registrable Securities to be registered (if the Series C+ Holders were the Initiating Holders), or at the request of the Series D Holders of a majority of the Series D Registrable Securities to be registered (if the Series D Holders were the Initiating Holders), unless, respectively, as applicable, the Series A Holders of a majority of the Series A Registrable Securities then Outstanding agree that such registration constitutes the use by the Series A Holders of one (1) demand registration of theirs pursuant to Section 2.3, or the Series B-2 Holders of a majority of the Series B-2 Registrable Securities then Outstanding agree that such registration constitutes the use by the Series B-2 Holders of one (1) demand registration of theirs pursuant to Section 2.3, or the Series C Holders of a majority of the Series C Registrable Securities then Outstanding agree that such registration constitutes the use by the Series C Holders of one (1) demand registration of theirs pursuant to Section 2.3, or the Series C+ Holders of a majority of the Series C+ Registrable Securities then Outstanding agree that such registration constitutes the use by the Series C+ Holders of one (1) demand registration of theirs pursuant to Section 2.3, or the Series D Holders of a majority of the Series D Registrable Securities then Outstanding agree that such registration constitutes the use by the Series D Holders of one (1) demand registration of theirs pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

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2.7.        Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)          Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)          Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)          Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)          Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

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(e)          Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)          Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.        Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)          By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

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(i)          any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)         the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)        any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)          By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

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(c)          Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)          Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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(e)          Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.      Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of the Initial Public Offering of the Company.

2.11.      No Registration Rights to Third Parties. Without the prior written consent of the holders of the shares carrying at least a majority of the voting power of the Series A Preferred Shares and Series B-1 Preferred Shares then outstanding, the holders of at least a majority of the Series B-2 Preferred Shares then outstanding, the holders of the shares carrying at least a majority of the voting power of the Series C Preferred Shares then outstanding, the holders of the shares carrying at least a majority of the voting power of the Series C+ Preferred Shares and Series C-4 Preferred Shares then outstanding, and the holders of the shares carrying at least a majority of the voting power of the Series D Preferred Shares then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12.      Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)          Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)          File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

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(c)          So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13.      Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to an Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.	RIGHT OF PARTICIPATION.

3.1.        General. Each Preferred Shareholder, any holder of Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 6, and China Best (each individually hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue (subject to prior written approval of the Investors) after the date of this Agreement (the “Right of Participation”).

3.2.        Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Participation Rights Holders immediately prior to the issuance of New Securities giving rise to the Right of Participation.

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3.3.        New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, or other shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other shares, provided, however, that the term “New Securities” shall not include:

(a)          any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans duly approved in accordance with this Agreement and the Restated Articles;

(b)          any Preferred Shares issued under the Series A Share Purchase Agreement, Series B-1 Share Purchase Agreement, the Series B-2 Share Purchase Agreement, the Series C Share Purchase Agreement, the Warrant, the Series C+ Share Purchase Agreement, the Series C-4 Share Purchase Agreement, the Series D-1 Share Purchase Agreement or the Series D-2 Share Purchase Agreement, as such agreements are currently in effect and any Ordinary Shares issued pursuant to the conversion thereof;

(c)          any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)          any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(e)          any securities issued pursuant to an Initial Public Offering or a Listed Company’s Acquisition;

(f)           any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity provided that such acquisition has been approved by the Board, including all Investor Directors; or

(g)          any Ordinary Shares issued or issuable to banks, equipment leasers or other financial institutions pursuant to a debt financing or commercial leasing transaction, provided that such acquisition has been approved by the Board, including all Investor Directors

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3.4.        Procedures.

(a)          First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”) at least thirty (30) days prior to such issuance, describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) days period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)          Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participation Rights Holder who fails or declines to fully exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within in two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.

(c)          Each Right Participant shall be obligated to buy such number of New Securities pursuant to this Section 3.4 and the Company shall so notify the Right Participants within twenty (20) business days following the date of the Second Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the expiration of the Second Participation Period.

3.5.        Failure to Exercise. Upon the expiration of the Second Participation Period (or upon expiration of the First Participation Period in the event that all Participation Rights Holders failed to fully exercise their Right of Participation), the Company shall have one hundred and twenty days (120) days thereafter to sell the New Securities described in the First Participation Notice at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and Restated Articles, as may be amended from time to time, to the fullest extent. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty days (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

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3.6.        Termination. The Right of Participation for each Participation Rights Holder shall terminate upon an Initial Public Offering or a Listed Company’s Acquisition (whichever is earlier).

4.	TRANSFER RESTRICTIONS.

4.1.        Certain Definitions. For purposes of this Section 4 only, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, including both Class A Ordinary Shares and Class B Ordinary Shares, (ii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iii) the Ordinary Shares issuable upon conversion of any outstanding convertible securities other than Preferred Shares; and “Ordinary Shareholder” means any holder of Ordinary Shares (excluding Ordinary Shares issued upon conversion of Preferred Shares) of the Company other than China Best.

4.2.        Preferred Shareholder’s and China Best’s Right of First Refusal. Subject to Section 4.5 of this Agreement, if any Ordinary Shareholder proposes to sell or transfer any Ordinary Shares held by it (the “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the Preferred Shareholders and China Best (the “Non-Selling Shareholders”) prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Shareholders shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The Non-Selling Shareholders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such thirty (30) days period as to the number of shares that it wishes to purchase. Each Non-Selling Shareholder will have the right, exercisable upon providing written notice (the “Non-Selling Shareholder’s First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within thirty (30) days after receipt of the Transfer Notice (the “Non-Selling Shareholder’s First Refusal Period”) of its election to exercise its right of first refusal hereunder. The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a)          First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who have elected to participate in the right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Non-Selling Shareholder’s First Refusal Period to purchase all or any part of its First Refusal Allotment of the Offered Shares.

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(b)          If any Non-Selling Shareholder elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Section 4.2(a), the Selling Shareholder shall give notice of such election or failure (the “Re-allotment Notice”) to each of the other Non-Selling Shareholders that elected to purchase its entire First Refusal Allotment of the Offered Shares (the “Purchasing Holders”), which notice shall set forth the number of the Offered Shares not purchased by the other Non-Selling Shareholders pursuant to Section 4.2(a) (such shares, the “Remaining Offered Shares”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) business days. The Purchasing Holders shall have a right of re-allotment such that they shall have five (5) days from the date such Re-allotment Notice (the “Extension Period”) was given to elect to increase the number of the Offered Shares they agreed to purchase under Section 4.2(a). Such right of re-allotment shall be subject to the following conditions: each Purchasing Holder shall first notify the Selling Shareholder of its desire to increase the number of the Offered Shares it agreed to purchase under Section 4.2(a), stating the number of the additional Offered Shares it proposes to buy (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, the total number of Additional Offered Shares the Purchasing Holders propose to buy exceeds the total number of the Remaining Offered Shares, each Purchasing Holder who proposes to buy more than such number of additional Offered Shares equal to the product obtained by multiplying (i) the number of the Remaining Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Purchasing Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Purchasing Holders (an “Over-Purchasing Holder”) will be cut back by the Selling Shareholder with respect to its over-purchase to that number of the Remaining Offered Shares equal to the lesser of (x) its Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the Remaining Offered Shares available for over-purchase by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Over-Purchasing Holder and the denominator of which is the total number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Over-Purchasing Holders.

(c)          Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith (including approval of all Investor Directors), which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. The transaction shall be closed within forty-five (45) days following the date of the Transfer Notice and the payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

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(d)          Expiration Notice. Within ten (10) days after the expiration of the Extension Period or the Non-Selling Shareholder’s First Refusal Period, as applicable, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the holders of the Preferred Shares described in the Section 4.3 below.

(d)          Rights of a Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Shareholder.

4.3.        Preferred Shareholder’s Co-Sale Right. In the event that the Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 (excluding for purpose of this Section 4.3 Shares held by Dreamsome) above shall be subject to co-sale rights under this Section 4.3 and each Non-Selling Shareholder that has not exercised any of its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Shareholder (the “Co-Sale Notice”) within thirty (30) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Preferred Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Non-Selling Shareholder. To the extent one or more of the Non-Selling Shareholder exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Preferred Shareholder shall be subject to the following terms and conditions:

(a)          Co-Sale Pro Rata Portion. Each Non-Selling Shareholder may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Non-Selling Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Non-Selling Shareholders who elect to exercise their co-sale rights (if any Non-Selling Shareholder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

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(b)          Transferred Shares. Each participating Non-Selling Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)          the number of Ordinary Shares which such Non-Selling Shareholder elects to sell;

(ii)         that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Non-Selling Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Non-Selling Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)        a combination of the above.

(c)          Payment to Non-Selling Shareholder. The share certificate or certificates that the participating Non-Selling Shareholder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Shareholder that portion of the sale proceeds to which such Non-Selling Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Non-Selling Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Non-Selling Shareholder.

(d)          Right to Transfer. To the extent the Non-Selling Shareholders do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. The Selling Shareholders shall cause any prospective purchaser of such shares to comply with this Agreement and Restated Articles, as maybe amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co-sale right of the Non-Selling Shareholder and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement.

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4.4.        Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Non-Selling Shareholders as set forth in Section 4.2 and Section 4.3 above shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; and (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Ordinary Shareholder for bona fide estate planning purposes (each transferee pursuant to the foregoing subsections (a) and (b) a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholder to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement and Ancillary Agreements in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.5.        Prohibited Transfers. Except for transfers by any Ordinary Shareholder to its Permitted Transferees as provided in Section 4.4 above, none of the Ordinary Shareholders or their Permitted Transferees shall, without the prior written consent of the holders of shares carrying at least a majority of the voting power of the then outstanding Series D Preferred Shares, the holders of shares carrying at least a majority of the voting power of then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, the holders of shares carrying at least a majority of the voting power of then outstanding C Preferred Shares, the holders of at least a majority of the then outstanding Series B-2 Preferred Shares, and the holders of shares carrying at least a majority of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by him to any person on or prior to an Initial Public Offering or a Listed Company’s Acquisition (whichever is earlier). Any attempt by a party to sell or transfer Ordinary Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of shares carrying at least a majority of the voting power of the then outstanding Series D Preferred Shares, the holders of shares carrying at least a majority of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, the holders of shares carrying at least a majority of the voting power of the then outstanding Series C Preferred Shares, the holders of at least a majority of the then outstanding Series B-2 Preferred Shares and the holders of shares carrying at least a majority of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares.

4.6.        Notwithstanding anything to the contrary, Section 4.2, 4.3 and 4.5 shall not apply to any proposed transfer of Preferred Shares or Ordinary Shares issued or issuable upon conversion of the Preferred Shares by the Investors, without prejudice to the rights of the Investors to purchase any Offered Shares to be transferred by any other shareholders pursuant to Sections 4.2 and 4.3.

4.7.        The shareholders specifically agree that the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4 shall apply equally to transfer of the shares of the BVI Companies, as if each of the provisions under this Section 4 has been repeated under this Section 4.7 with regard to transfer of the shares of the BVI Companies except that the reference to the shares in the Company has been revised to refer to the shares in the BVI Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the BVI Companies is the same as if the BVI Companies directly transfer the relevant shares in the Company.

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4.8.        Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of the holders of shares carrying at least a majority of the voting power of the then outstanding Series D Preferred Shares, the holders of shares carrying at least a majority of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, the holders of shares carrying at least a majority of the voting power of the then outstanding Series C Preferred Shares, the holders of at least a majority of the then outstanding Series B-2 Preferred Shares and the holders of shares carrying at least a majority of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares:

(a)          The Founders shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the BVI Companies to any person; and (ii) the BVI Companies shall not, and the Founders shall not cause the BVI Companies to, issue to any person any equity securities of the BVI Companies or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the BVI Companies.

(b)          the Founders and the BVI Companies shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or the BVI Companies respectively in the Company to any person. Any transfer in violation of this Section 4.8 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c)          Each Group Company shall not, and the Founders shall not cause any Group Company to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

4.9.        Guarantees by the Founders. The Founders hereby jointly and severally guarantee and warrant the performance and obligations of the BVI Companies under this Agreement.

4.10.      Legend.

(a)          Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

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(b)          Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.11.      Term. The provisions under this Section 4 shall terminate upon the earlier to occur of (i) an Initial Public Offering, (ii) a Listed Company’s Acquisition, or (iii) a Liquidation Event (as defined in Restated Articles).

5.	Drag-Along Right.

5.1.        If at any time after the third (3rd) anniversary of the Closing Date (as defined in the Series D-2 Share Purchase Agreement), with the approval of (i) the holders of shares carrying at least a majority of the voting power of the then outstanding Series D Preferred Shares, (ii) the holders of shares carrying at least a majority of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, (iii) the holders of shares carrying at least a majority of the voting power of the then outstanding Series C Preferred Shares, (iv) the holders of at least a majority of the then outstanding Series B-2 Preferred Shares, (v) the holders of shares carrying at least a majority of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares, and (vi) the holders of shares carrying at least a majority of the voting power of the then outstanding Ordinary Shares (excluding Ordinary Shares held by Dreamsome and China Best and Ordinary Shares issued under the Company’s employee share option plans) (collectively “Drag-Along Requestors”) of a proposed Acquisition (as defined below), then, in any such event, upon written notice from such any Drag-Along Requestor requesting them to do so, each holder of the Shares and the Founders shall (i) vote, or give their written consent with respect to, all the Shares directly or indirectly held by them in favor of such proposed Acquisition and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Acquisition; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Acquisition; (iii) if such proposed Acquisition is a sale of Shares of the Company, to sell the same proportion of Shares of the Company held by such holder as is being sold by the Drag-Along Requestors to the person(s) to whom the Drag-Along Requestors propose to sell their Shares, and on the same terms and conditions as the Drag-Along Requestor(s); and (iv) execute and deliver all documentation and take all actions reasonably necessary to consummate the proposed Acquisition, including without limitation amending the then existing Memorandum and Articles of Association of the Company.

5.2.        For purposes of this Section 5, an “Acquisition” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

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6.	ASSIGNMENT AND AMENDMENT.

6.1.        Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a)          Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(b)          Right of Participation; Right of First Refusal; Co-Sale Right; Drag-along Right. The rights of the Preferred Shareholders under Sections 3 to Section 5 are fully assignable in connection with a transfer of shares of the Company by such Preferred Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the applicable Preferred Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

6.2.        Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the Series D Investors, by persons or entities holding shares carrying at least a majority of the voting power of the then outstanding Series D Preferred Shares; provided, however, that any holder of Series D Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series D Preferred Shares; (iii) as to the Series C+ Investors and Series C-4 Investors, by persons or entities holding shares carrying at least a majority of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares; provided, however, that any holder of Series C+ Preferred Shares or Series C-4 Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series C+ Preferred Shares and/or Series C-4 Preferred Shares; (iv) as to the Series C Investors, by persons or entities holding shares carrying at least a majority of the voting power of the then outstanding Series C Preferred Shares; provided, however, that any holder of Series C Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series C Preferred Shares; (v) as to the Series B-2 Investors, by persons or entities holding at least a majority of the then outstanding Series B-2 Preferred Shares; provided, however, that any holder of Series B-2 Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series B-2 Preferred Shares; (vi) as to the Series B-1 Investors, by persons or entities holding at least a majority of the then outstanding Series B-1 Preferred Shares; provided, however, that any holder of Series B-1 Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series B-1 Preferred Shares; (v) as to the Series A Investors, by persons or entities holding at least a majority of the then outstanding Series A Preferred Shares; provided, however, that any holder of Series A Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series A Preferred Shares; and (vi) as to the holders of Ordinary Shares, by persons or entities holding shares carrying at least a majority of the voting power of the then outstanding Ordinary Shares; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Company, the Investors, the holders of Ordinary Shares and their respective assigns.

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7.	CONFIDENTIALITY AND NON-DISCLOSURE.

7.1.        Disclosure of Terms. The terms and conditions of this Agreement and the Series A Share Purchase Agreement, the Series B-1 Share Purchase Agreement, the Series B-2 Share Purchase Agreement, the Series C Share Purchase Agreement, the Warrant, the Series C+ Share Purchase Agreement, the Series C-4 Share Purchase Agreement, the Series D-1 Share Purchase Agreement and the Series D-2 Share Purchase Agreement and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2.        Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

7.3.        Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

7.4.        Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series A Share Purchase Agreement, the Series B-1 Share Purchase Agreement, the Series B-2 Share Purchase Agreement, the Series C Share Purchase Agreement, the Warrant, the Series C+ Share Purchase Agreement, the Series C-4 Share Purchase Agreement, the Series D-1 Share Purchase Agreement or the Series D-2 Share Purchase Agreement, or any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 7, such party (the “Disclosing party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing party.

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7.5.        Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.6.        Notices. All notices required under this section shall be made pursuant to Section 10.1 of this Agreement.

8.	PROTECTIVE PROVISIONS.

8.1.        In addition to such other limitations as may be provided in the Restated Articles, for so long as any Preferred Shares are outstanding, each Group Company shall not, and the Founders and the BVI Companies shall procure that each Group Company shall not, take any of the following actions without the affirmative vote or prior written consent of (i) the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series D Preferred Shares, (ii) the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, (iii) the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series C Preferred Shares, (iv) the holders of more than fifty percent (50%) of the then outstanding Series B-2 Preferred Shares, and (v) holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series A Preferred Shares and Series B-1 Preferred Shares (voting as separate classes):

(a)          any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any of, the Preferred Shares;

(b)          any action that authorizes, creates or issues any class of shares of the capital of the Company having preferences superior to or on a parity with any of the Preferred Shares or any new issuance of any securities of the Company;

(c)          any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets superior to or on a parity with the preference of any of the Preferred Shares;

(d)          any repurchase or redemption of the equity securities of any Group Company other than pursuant to (i) the contractual rights to repurchase the Ordinary Shares or Preferred Shares from the employees, directors or consultants of any Group Company upon termination of their employment or services pursuant to the stock incentive plan or other equity incentive programs, or (ii) the redemption rights provided under the Company’s Memorandum and Articles of Association or other charter documents of any Group Company;

(e)          any increase, decrease or cancellation of the authorized or issued share capital of any Group Company or any issuance, allotment, or sale of any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company;

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(f)           any amendment, modification or change of the Company’s Memorandum and Articles of Association or other charter documents of any Group Company;

(g)          any dividend or distribution of the profits of the Company by way of dividend (interim or final), capitalization of reserves or otherwise, or any declaration therefor;

(h)          any increase or decrease of the authorized size of the board of directors of any Group Company, or amend the rules of appointing the directors as provided herein, or amend the power of any Director;

(i)           any sale of all or substantially of any of the Group Company’s assets, goodwill, or any material asset or undertaking of any Group Company;

(j)           commencement of any liquidation, dissolution, winding up or termination of any Group Company;

(k)          any merger, consolidation or amalgamation of any Group Company with any other entity or entities or any spin-off, sub-division, or any transaction in which the control of any Group Company is transferred, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any Group Company;

(l)           the initial public offering of any of the Shares or other equity or debt securities of any Group Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of public offering);

(m)         any other event which may negatively affect the rights, preferences, privileges or powers of the Investors herein;

provided that, where a special resolution or an ordinary resolution, as the case may be, is required by applicable statute to approve any of the matters listed above, and such matter has not received consent of the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series D Preferred Shares, the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series C+ Preferred Shares and Series C-4 Preferred Shares, the holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series C Preferred Shares, and the holders of more than fifty percent (50%) of the then outstanding Series B-2 Preferred Shares, and holders of shares carrying more than fifty percent (50%) of the voting power of the then outstanding Series B-1 Preferred Shares and Series A Preferred Shares (voting as separate classes), then the Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

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8.2.        In addition to such other limitations as may be provided in the Restated Articles, for so long as any Preferred Shares are outstanding, each Group Company shall not, and the Founders and the BVI Companies shall procure that each Group Company shall not, take any of the following actions without the prior written approval of the Board (including the approval of all Investor Directors):

(a)          ceasing to conduct or carrying on the business of any Group Company substantially as now conducted, any Group Company entering into any new business lines or changing any part of its business activities;

(b)          deciding on the terms and conditions of the appointment of, and the compensation and salaries payable to, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and President of any Group Company, and any variations to any of such terms, conditions, compensation or salaries (provided that determination of such terms, conditions, compensation or salaries shall also be subject to the board approval);

(c)          any approval of or amendment to or implementation of any stock incentive plan (including the ESOP, as defined in Section 9.6) or increase the number of shares reserved for any equity incentive plan (including the ESOP);

(d)          any increase in aggregate compensation (including all benefits and bonus) of any of the five most highly compensated employees or officers of any Group Company by more than fifty percent (50%) in a twelve (12) months period;

(e)          any disposing of or licensing to any third party any patent, brand, copyright, trademark or any intellectual property of the Group Company, unless such transaction occurs in the ordinary course of business of the Group Company and on normal commercial terms and has been fully disclosed in writing to the Preferred Shareholders prior to the entering into of such transaction;

(f)           borrowing any money or obtaining any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(g)          making any loan or advance or giving any credit to any Person outside the ordinary course of business;

(h)          any investment in securities (excluding fixed-income securities) in a single transaction or a series of transactions where such investment would in the aggregate exceed US$1,000,000, or any investment in futures or derivatives;

(i)           any incurrence of pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of any Group Company except those provided to other Group Companies or for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business in an aggregate amount not to exceed US$1,000,000;

(j)           any incurrence of material transaction outside the ordinary course of business of any Group Company in excess of US$1,000,000 or of any capital expenditure greater than US$1,000,000;

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(k)          any action to approve or make adjustments or modifications to terms of transactions between any directors, officers, or shareholders of any Group Company and any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company;

(l)           the adoption of and significant modifications to the annual budget or business plan of any Group Company;

(m)         any appointment, replacement or removal of the auditor or any alteration of the fiscal or auditing policy of any Group Company, or change the financial year of the Company;

(n)         acquiring or disposing of any investment into any entity (regardless if such investment may be capitalized on the Company’s balance sheet or not), in a single transaction or a series of transactions where such investment would in the aggregate exceed US$1,000,000, or incur any commitment in excess of US$1,000,000 at any time in respect of any one transaction or in excess of US$2,000,000 at any time in related transactions in any financial year of the Company and/or any subsidiary;

(o)          any acquisition or formation of any subsidiary or acquisition of the whole or any substantial part of the undertakings, assets or business of any other company or any entity or any entry into any joint venture or partnership with any other entity or any entry into any merger, consolidation or restructure, in excess of a consideration of more than US$2,000,000;

(p)          any action to enter into any related party transaction or hiring any relative of any Founder by any Group Company; or

(q)          any amendment, extension or termination of the Control Documents (as defined in the Series D-2 Share Purchase Agreement).

9.	OTHER UNDERTAKINGS OF THE COMPANY, THE GROUP COMPANIES AND THE FOUNDERS

9.1.        Tax Matters.

(a)          The Company shall not, without the written consent of an Investor, issue or transfer securities in the Company to such Investor if following such issuance or transfer the Company, in the determination of counsel or accountants for such Investor, would be a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) with respect to the securities held by such Investor. No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to each Investor: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide the Investor with access to such other Company information as may be required by the Investor to determine the Company’s status as a CFC to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or to allow the Investor to otherwise comply with applicable United States federal income tax laws. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a CFC and regarding whether any portion of the Company’s income is Subpart F income. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for the Investor to be a CFC with respect to the securities held by the Investor, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F income. In the event that the Company is determined by counsel or accountants for the Investor to be a CFC with respect to the securities held by the Investor, the Company agrees, to the extent permitted by law, to annually make dividend distributions to the Investor in an amount equal to 50% of any income deemed distributed to the Investor pursuant to Section 951(a) of the Code.

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(b)          The Company will not be at any time during the calendar year in which the Closing (as defined in the Series B-2 Share Purchase Agreement) occurs a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”). The Company shall use its best efforts to avoid being a PFIC. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by the Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by the Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Investor in the form satisfactory to the Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than 90 days following the end of each such taxable year), and shall provide the Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement. In the event that the Investor who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees, to the extent permitted by law, to make a dividend distribution to the Investor (no later than 90 days following the end of the Investor’s taxable year or, if later, 90 days after the Company is informed by the Investor that the Investor has been required to recognize such an income inclusion) in an amount equal to 50% of the amount so included by the Investor.

(c)          The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

(d)          The Company shall make due inquiry with its tax advisors on at least an annual basis regarding whether the Investor’s interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B (and the Company shall duly inform the Investor of the results of such determination), and in the event that the Company’s tax advisors or the Investor’s tax advisors determine that the Investor’s interest in the Company is subject to any such reporting requirements, the Company agrees, upon a request from such Investor, to provide such information to the Investor as may be necessary to fulfill such Investor’s obligations thereunder.

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9.2.        Control of Subsidiaries.

(a)          The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board (including all Investor Directors) such that the Company will be permitted to properly consolidate the financial results for any direct or indirect Subsidiary of the Company (including without limitation the PRC Companies) in consolidated financial statements for the Company prepared under IFRS or U.S. GAAP.

(b)          The Company shall use its best efforts to maintain any direct or indirect Subsidiary, whether now in existence or formed in the future, as is necessary to conduct the Business as conducted or as proposed to be conducted.

(c)          The Company shall comply, and shall use its best efforts to cause any direct or indirect Subsidiary, whether now in existence or formed in the future (including without limitation the Group Companies), to comply, in all material respects with all applicable laws. Without limiting the generality of the foregoing, each Group Company shall not, and the Founders shall cause their respective Affiliates, officers, directors, and representatives not to, directly or indirectly, (a) offer or give anything of value to any official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business; (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws; or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

9.3.        Control Documents.

(a)          Each Group Company, each of the Founders and the BVI Companies, hereby jointly and severally represent and warrant to the Investors that as of the date hereof and as of the Closing, each of the statements contained in this Section 9.3(a) is true, accurate and complete:

(i)          Each Group Company, the Founders and other parties to the Control Documents has the legal right, power and authority (corporate and other) to enter into and perform its/his/her obligations under each Control Document to which it/he/she is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each Control Document to which it/he/she is a party.

(ii)         Each Control Document constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(iii)        The execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any applicable law, or any contract to which a Group Company is a party or by which a Group Company is bound, (B) accelerate, or constitute an event entitling any person to accelerate, the maturity of any indebtedness or other liability of any Group Company or to increase the rate of interest presently in effect with respect to any indebtedness of any Group Company, or (C) result in the creation of any lien, claim, charge or encumbrance upon any of the properties or assets of any Group Company.

(iv)       All permits and consents required in connection with the Control Documents have been made or unconditionally obtained in writing, and no such permit or consent has been withdrawn or be subject to any condition precedent which has not been fulfilled or performed.

(v)        Each Control Document is in full force and effect and no party to any Control Document is in breach or default in the performance or observance of any of the terms or provisions of such Control Document. None of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

(b)          Each Group Company, each of the Founders and the BVI Companies hereby jointly and severally covenants to the Investor that during the term of the Control Documents, it/she/she shall and shall procure each party to the relevant Control Documents to fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. If any of the Control Documents becomes illegal, void or unenforceable under PRC laws after the date hereof, each Group Company, each of the Founders and the BVI Companies shall devise a feasible alternative legal structure which gives effect to the intentions of the Control Documents and the economic arrangement thereunder as closely as possible, subject to the approval of the Board pursuant to Section 8.2.

(c)          The parties hereby acknowledge and agree that, as part of the consideration for the Investors’ subscription of Preferred Shares and other valuable consideration, the Company and any of its current or future Subsidiaries have the option, exercisable by the Company or any of its current or future Subsidiaries, as the case may be, at any time (provided that such purchase by the Company or any of its current or future subsidiaries is permitted under the then applicable laws of the PRC) to purchase or transfer to an Affiliate of the Company the entire equity interest of Beijing Tuanche from the shareholders of such companies at the lowest amount permitted under the then applicable Laws of the PRC. The parties further agree to effect such transfer of equity interest in Beijing Tuanche upon receipt of the written request of the Investors, provided that such transfer shall at the time of such request be permissible under the then applicable laws and regulations of the PRC.

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9.4.        PRC Matters.

(a)          The Founders shall use their best efforts to ensure that all filings and registrations with the relevant PRC governmental authorities required in respect of the Group Companies and the BVI Companies, including the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), tax bureau, customs authorities, product registration authorities, health regulatory authorities and the local counter part of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant laws and regulations.

(b)          If any direct or beneficiary owner of shares of the Company, including, without limitation, Ordinary Shares and Preferred Shares, or any other equity securities (each, a “Company Security Holder”) is a “Domestic Individual Resident” (境内居民个人) as defined in the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Overseas Special Purpose Companies issued by SAFE on July 14, 2014, and by any successor rule or regulation under PRC law, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing (collectively, “Circular 37”), and is subject to the SAFE registration or reporting requirements under Circular 37, in each case as determined by the Board of Directors or counsel to the Company, the Company shall promptly obtain a power of attorney reasonably satisfactory to the Board of Directors (including all Investor Directors) from such Company Security Holder, and the Company shall cause the designated representative under such power of attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company (provided that such action by the Company or its designated representative is permitted and feasible under the then applicable laws of the PRC). The Group Companies and the BVI Companies shall fully comply with all applicable PRC laws and regulations relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

9.5.        Employment Matters. Unless otherwise unanimously agreed to in writing by all Investor Directors, the Company shall require all employees and consultants, if any, now or hereafter employed or retained by any Group Company to enter into a confidential information, invention assignment, non-compete and non-solicitation agreement requiring such persons to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with the Group Companies during their tenure with any Group Company, prohibiting such employees from soliciting the employees and consultants of the Group Companies for a reasonable time after their tenure with any Group Company, and requiring such employees to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by all applicable laws.

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9.6.        Employee Stock Option Plan.

(a)          Any grant of awards under any equity incentive plan of the Company (“ESOP”) shall be subject to the approval of the Compensation Committee.

(b)          All persons receiving shares or exercising options or other securities awarded under the ESOP shall be required and agree in writing to be bound by the terms of this Agreement as a “Restricted Holder”.

(c)          To the extent required by PRC laws and regulations, the Company shall cause the WFOE and/or each participant of the ESOP who is a “Domestic Individual Resident” (境内居民个人) as defined under Circular 37 to obtain all authorizations, consents, orders and approvals of all applicable governmental authorities and officials that may be or become necessary for any actions contemplated by the ESOP or the relevant award agreements. The Company shall not award any shares to any participant of the ESOP who is a “Domestic Company” (as defined under Circular 37) or allow any optionee who is a “Domestic Individual Resident” to exercise any granted options before all authorizations, consents, orders or approvals of any required governmental authorities or officials required under applicable PRC laws have been obtained.

10.	GENERAL PROVISIONS.

10.1.      Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.1 by giving the other party written notice of the new address in the manner set forth above.

10.2.      Entire Agreement. This Agreement and the Series A Share Purchase Agreement, the Series B-1 Share Purchase Agreement, the Series B-2 Share Purchase Agreement, the Series C Share Purchase Agreement, the Warrant, the Series C+ Share Purchase Agreement, the Series C-4 Share Purchase Agreement, the Series D-1 Share Purchase Agreement, the Series D-2 Share Purchase Agreement and any Ancillary Agreements thereto, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Series D-2 Share Purchase Agreement. Each of the parties to the Prior SHA hereby agree that, with effect immediately after the Closing, the Prior SHA shall be superseded and replaced in its entirety by this Agreement. In consideration of the mutual covenants and promises contained herein, each of the parties to the Prior SHA hereby confirms and covenants with each of the other parties thereto that, with effect immediately after Closing: (i) none of the parties to the Prior SHA have or shall have any rights, claims or interests whatsoever against any of the other parties to the Prior SHA under or in respect of the Prior SHA; and (iii) to the extent that any of the parties to the Prior SHA have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Prior SHA, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released by the parties concerned.

43

10.3.       Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong SAR without regard to principles of conflicts of law thereunder.

10.4.       Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5.       Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

10.6.       Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

10.7.       Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

10.8.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9.       Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

44

10.10.     Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.11.     Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

10.12.     Dispute Resolution.

(a)          Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days of the date that one party has provided written notice of the dispute to the other party(ies) to the dispute, then Section 10.12(b) shall apply.

(b)          Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in effect when the Notice of Arbitration is submitted in accordance with such Rules, which Rules are deemed to be incorporated herein by reference. The arbitration shall be conducted in English.

10.13.     Further Actions. Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

10.14.     Future Holders. The Company shall cause a future holder of the Company’s shares to enter into this Agreement and become subject to the terms and conditions hereof. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a joinder agreement in substantially the form attached hereto as Exhibit B, without any amendment of this Agreement, or any consent or approval of any other party

10.15.     Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing.

10.16.     Future Shareholders. The Group Companies and the Founders shall cause the holders of Shares issued under the Company’s employee share option plans to become a party to, to be bound by, and to comply with all of the covenants, terms and conditions of this Agreement, including without limitation of restrictions on transfer of the Shares.

45

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46

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

TuanChe Limited

By:	/s/ Wei Wen
Name:	Wei Wen (闻伟)
Title:	Director

THE HK CO.:

TuanChe Information Limited

By:	/s/ Wei Wen
Name:	Wei Wen (闻伟)
Title:	Director

THE WFOE:

Tuanyuan Internet Technology Co., Ltd.
(团圆网络科技(北京)有限公司)

By:	/s/ Wei Wen
Name:	Wei Wen (闻伟)
Title:	Legal Representative

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Beijing Tuanche:

Tuanche Internet Information Service (Beijing) Co., Ltd.
(团车互联网信息服务(北京)有限公司)

By:	/s/ Wei Wen
Name:	Wei Wen (闻伟)
Title:	Legal Representative

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE BVI Companies:

WW Long Limited

By:	/s/ Wei Wen
Name:	Wei Wen (闻伟)
Title:	Director

Sunzhiyuan Limited

By:	/s/ Jianchen Sun
Name:	Jianchen Sun (孙建臣)
Title:	Director

Xukanghui Limited

By:	/s/ Qiuhua Xu
Name:	Qiuhua Xu (徐秋华)
Title:	Director

Duyixuan Limited

By:	/s/ Xingyu Du
Name:	Xingyu Du (杜星宇)
Title:	Director

First Aqua Inc.

By:	/s/ Zhiwen Lan
Name:	Zhiwen Lan (兰志文)
Title:	Director

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ Wei Wen
Wei Wen (闻伟)

/s/ Jianchen Sun
Jianchen Sun (孙建臣)

/s/ Qiuhua Xu
Qiuhua Xu (徐秋华)

/s/ Xingyu Du
Xingyu Du (杜星宇)

/s/ Zhiwen Lan
Zhiwen Lan (兰志文)

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written

DREAMSOME:

Dreamsome Limited

By:	/s/ Zijing Zhou
Name:	Zijing Zhou (周子敬)
Title:	Director

CHINA BEST:

China Best Reach Co. Limited

By:	/s/ Zhen Ye
Name:	Zhen Ye (叶蓁)
Title:	Director

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written

Beat Cars:

Best Cars Limited

By:	/s/ CHEN You Rui
Name:	CHEN You Rui
Title:	Director

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

BAI GmbH

By:	/s/ Thomas Werth
/s/ Dr. Michael Kronenburg
Name:	ppa. Thomas Werth ppa. Dr. Michael Kronenburg
Title:	Authorised Signatories

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

K2 Evergreen Partners L.P.

By:	/s/ Werkun Krzysztof
Name:	Werkun Krzysztof
Title:	Authorized Signatory

K2 Partners II L.P.

By:	/s/ Werkun Krzysztof
Name:	Werkun Krzysztof
Title:	Authorized Signatory

K2 Partners III Limited

By:	/s/ Werkun Krzysztof
Name:	Werkun Krzysztof
Title:	Authorized Signatory

K2 Family Partners Limited

By:	/s/ Werkun Krzysztof
Name:	Werkun Krzysztof
Title:	Authorized Signatory

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

HIGHLAND CAPITAL PARTNERS 9 LIMITED PARTNERSHIP
By:	Highland Management Partners 9 Limited Partnership,
its General Partner
By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Paul Maeder
Authorized Manager

HIGHLAND CAPITAL PARTNERS 9-B LIMITED PARTNERSHIP
By:	Highland Management Partners 9 Limited Partnership,
its General Partner
By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Paul Maeder
Authorized Manager

HIGHLAND ENTREPRENEURS’ FUND 9 LIMITED PARTNERSHIP
By:	Highland Management Partners 9 Limited Partnership,
its General Partner
By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Paul Maeder
Authorized Manager

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

AlphaX Partners Fund I, L.P.

By:	/s/ Hong Chuan Thor
Name:	Hong Chuan Thor
Title:	Authorized Signatories

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

PUHUA GROUP LTD

By:	/s/ Qinhua Shen
Name:	Qinhua Shen
Title:	Authorized Signature

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

China Equities HK Limited

By:	/s/ Benjamin Greenspan
Name:	Benjamin Greenspan
Title:	Director

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Hongtao Investment-I Ltd

By:	/s/ Xiaohong Zhao
Name:	Xiaohong Zhao
Title:	Authorized Signatories

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

ACEE Capital Ltd.

By:	/s/ Tan Qianying
Name:	Tan Qianying
Title:	Authorized Signatories

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

HONOUR DEPOT LIMITED

By:	/s/ Congwu Cheng
Name:	Congwu Cheng
Title:	Authorized Signatories

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Beijing Z-Park Fund Investment Center (Limited Partner)(北京中关村并购母基金投资中心(有限合伙))

By:	/s/ Zhishuo Liu
Name:	Zhishuo Liu
Title:	Founding Partner

TUANCHE LIMITED – SIGNATURE PAGE OF

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE A

Founders

NAME	PRC ID NO.
Wei Wen (闻伟)
Jianchen Sun (孙建臣)
Qiuhua Xu (徐秋华)
Xingyu Du (杜星宇)
Zhiwen Lan (兰志文)

SCHEDULE B-1

Series A Investors

Name of Investors	Number of Series A Preferred Shares

K2 Evergreen Partners L.P.	2,828,393

K2 Partners II L.P.	16,970,357

SCHEDULE B-2

Series B-1 Investor

Name of Investors	Number of Series B-1 Preferred Shares

K2 Partners II L.P.	8,285,562

K2 Evergreen Partners L.P.	4,142,781

SCHEDULE C-1

Series B-2 Investors

Name of Investors	Number of Series B-2 Preferred Shares

BAI GmbH	18,193,772

K2 Partners II L.P.	4,548,443

SCHEDULE C-2

Series C Investors

Name of Investors	Number of Series C Preferred Shares

Highland Capital Partners 9 Limited Partnership	18,290,377 Series C-2 Preferred Shares

Highland Capital Partners 9-B Limited Partnership	7,878,398 Series C-2 Preferred Shares

Highland Entrepreneurs’ Fund 9 Limited Partnership	1,596,503 Series C-2 Preferred Shares

BAI GmbH	3,427,812 Series C-1 Preferred Shares

5,643,437 Series C-2 Preferred Shares

China Equities HK Limited	483,702 Series C-2 Preferred Shares

SCHEDULE C-3

Series C+ Investors

Name of Investors	Number of Series C+ Preferred Shares

Highland Capital Partners 9 Limited Partnership	1,910,912 Series C+ Preferred Shares

Highland Capital Partners 9-B Limited Partnership	823,106 Series C+ Preferred Shares

Highland Entrepreneurs’ Fund 9 Limited Partnership	166,797 Series C+ Preferred Shares

K2 Partners III Limited	2,175,611 Series C+ Preferred Shares

K2 Family Partners Limited (together with K2 Partners III Limited,“K2”)	725,204 Series C+ Preferred Shares

BAI GmbH	1,450,408 Series C+ Preferred Shares

AlphaX Partners Fund I, L.P.	5,341,517 Series C+ Preferred Shares

PUHUA GROUP LTD	6,261,743 Series C+ Preferred Shares

SCHEDULE C-4

Series C-4 Investors

Name of Investors	Number of Series C-4 Preferred Shares

AlphaX Partners Fund I, L.P.	3,965,043 Series C-4 Preferred Shares

Hongtao Investment-I Ltd	2,403,057 Series C-4 Preferred Shares

K2 Partners III Limited	901,146 Series C-4 Preferred Shares

K2 Family Partners Limited	300,382 Series C-4 Preferred Shares

SCHEDULE D-1

Series D-1 Investors

Name of Investors	Number of Series D-1 Preferred Shares

ACEE Capital Ltd.	3,592,664

HONOUR DEPOT LIMITED	6,453,887

EXHIBIT A

NOTICES

If to the Group Companies and the Founders:

Floor 9, Ruihai Building, No.21, Yangfangdian Road,

Haidian District, Beijing, China

Attn: Wei Wen (闻伟)

Fax: **********

Tel: **********

If to BAI:

BAI GmbH

Address: Carl-Bertelsmann-Straße 270, 33311 Gütersloh, Germany

Telephone: **********

Facsimile: **********

Attention: Bettina Wulf / Michael Kronenburg

Email: ********** / **********

With a copy to:

Bertelsmann Management (Shanghai) Co., Ltd. Beijing Branch (贝塔斯曼管理(上海)有限公司北京分公司)

Address: Address: Unit 1609, 16/F, West Tower, Genesis Beijing, 8 Xinyuan South Road, Chaoyang District., Beijing 100027, P.R.China (北京市朝阳区新源南路8号启皓北京西塔16层1609 , 邮编100027)

Telephone: **********

Facsimile: **********

Attention: Christine Sun / Ye Liu

A. Email: ********** / **********

If to Series A Investors and Series B-1 Investor:

Room C 20/F Lucky Plaza 315-321 Lockhart Road,

Wanchai, Hong Kong

Attn: Edmond Lam

Tel: **********

If to Dreamsome Limited:

21st Floor, Tower C, Central International Trade Center,

6 Jianguomenwai Avenue

Beijing, China

Attn: Mr. Zijing Zhou (周子敬)

If to China Best Reach Co. Limited:

No.553, Building 17, Guanghuali, Chaoyang District,

Beijing, China

Attn: Zhen Ye (叶蓁)

Exhibit A - Addresses for Notices

If to Highland :

Highland Capital Partners 9 Limited Partnership/ Highland Capital Partners 9-B Limited Partnership/ Highland Entrepreneurs’ Fund 9 Limited Partnership

One Broadway, 16th Floor

Cambridge, MA 0214

T : **********

Attn: Jessica Pelletier

with copy to:

Zhuo Lv

Han Kun Law Offices, Room 2103-04, 21/F, Tower 3,Kerry Plaza 1-1 Zhongxinsi Road, Futian District Shenzhen 518048, P. R. China

Phone: **********

Fax: **********

If to ALPHAX:

77 Office, No.4 Gongti North Road Chaoyang District, Beijing
Tel: **********

Attn: Yao Yaping

Email: **********

If to ACEE Capital Ltd.:

Room 905, Nanbinhelu 23, Xicheng District, Beijing

Tel: **********

Attn: Tan Qianying

If to HONOUR DEPOT LIMITED:

Rm.604, JianKangZhiGu Building,Tower No.9, Yard No.35, HuaYuan North Road, Haidian District, Beijing, PRC

Tel: **********

Attn: Ms. Doreen Zhou / Ms.Zhaoru Zhou

Email: **********; **********

If to PUHUA GROUP LTD:

No.4 Building, Huacheng Huiguan, Army Sanatorium, No27 Yang Gongdi, Xihu District, Hangzhou

Tel: **********

Attn: Wu xiaofeng

Email: **********

If to Hongtao Investment-I Ltd:

Room1209,OFFICE PARK Tower C, No.10 Jintong West Road, Chaoyang District, Beijing, China

Attn: Xiaohong Zhao

Fax: **********

Tel: **********

Exhibit A - Addresses for Notices

If to Beijing Z-Park Fund Investment Center (Limited Partner):

Rm.1601, N. Wing, Tower C, Raycom Info Tech Park 2 Kexueyuan South Road,Haidian District, Beijing , China

Tel: **********

Attn: Yan Xu

Email: **********

If to China Equities HK Limited:

c/o Greenspan Law Office, 620 Laguna Rd, Mill Valley, CA 94941 USA

Attn: Benjamin Greenspan

Exhibit A - Addresses for Notices

Exhibit B

FORM OF JOINDER AGREEMENT

This Joinder Agreement ("Joinder Agreement") is executed by the undersigned (the “Purchaser”) pursuant to the terms of that certain Shareholders Agreement dated on [•] (the “Agreement”) by and among TuanChe Limited, a Cayman Islands exempted company (the “Company”) and certain of its shareholders and in consideration of the Shares acquired by the Purchaser thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. By the execution of this Joinder Agreement, the Purchaser agrees as follows:

1.          Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.          Acknowledgment. The Purchaser acknowledges that the Purchaser is acquiring [number] [Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor/the Company], subject to the terms and conditions of the Agreement.

3.          Agreement. Immediately upon [transfer/issuance] of the Shares, the Purchaser (i) agrees that the Shares acquired by the Purchaser shall be bound by and subject to the terms of the Agreement applicable to the Shares, and (ii) hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as if the Purchaser were originally a [Principal/Holding Company thereunder(if transferor is a Principal/Holding Company or if the Shares are Equity Securities (other than Preferred Shares) issued by the Company)]/[Investor thereunder (if transferor is an Investor]. The other Parties to the Agreement shall be entitled to enforce such agreement against the Purchaser.

4.          Governing Law. This Joinder Agreement shall be governed by and construed in all respects in accordance with the laws of the Hong Kong, without regard to principles of conflict of laws thereunder.

5.          Notice. Any notice required or permitted by the Agreement shall be given to the Purchaser at the address listed beside the Purchaser’s signature below.

EXECUTED AND DATED this ______ day of _________________, ____.

PURCHASER:

By:
Name:
Title:
Address:
Fax:

Exhibit B - FORM OF JOINDER AGREEMENT